UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 15, 2020

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On May 13, 2020, Comstock Resources, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the underwriters named therein (the “Underwriters”), to issue and sell 40,000,000 shares of its common stock, par value $0.50 per share (the “Shares”), in a public offering pursuant to a shelf registration statement on Form S-3 (File No. 333-217453), effective May 11, 2017 (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 6,000,000 Shares.

Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Shares from the Company at a price of $5.00 per share. The Company estimates that the net proceeds from the offering will be approximately $190.4 million (excluding any additional Shares sold pursuant to the Underwriters’ option), after deducting underwriting discounts and commissions and estimated offering expenses. All of the Shares are being sold by the Company. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and provides certain indemnification rights and obligations of the parties. The offering is expected to close on or about May 18, 2020, subject to customary closing and market conditions.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

Certain legal opinions relating to the legality of the Shares are attached as Exhibit 5.1 to this Current Report on Form 8-K.

On May 13, 2020, the Company issued a press release announcing the pricing of the Shares. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibit 1.1	Underwriting Agreement, dated as of May 13, 2020, by and between Comstock Resources, Inc. and Citigroup Global Markets Inc., as representative of the underwriters.
Exhibit 5.1	Opinion of Woodburn & Wedge.
Exhibit 23.1	Consent of Woodburn & Wedge (included in Exhibit 5.1).
Exhibit 99.1	Press Release dated May 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 15, 2020	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer